Exhibit 21

Parkway Properties and Affiliates

Name	State	Name	State	Name	State	Name	State
Courvoisier Centre JV, LLC	Delaware	Parkway Properties Office Fund II, L.P.	Delaware	PKY Fund II Phoenix VI, LLC	Delaware	PKY W. Rio Salado, LLC	Delaware
Courvoisier Centre, LLC	Delaware	Parkway Properties, Inc.	Maryland	PKY Fund II Tampa II, LLC	Delaware	PKY-2101 CityWest 1&2 GP, LLC	Delaware
Eola Capital Asset Management LLC	Delaware	Parkway Realty Services, LLC	Delaware	PKY Fund II Tampa III, LLC	Delaware	PKY-2101 CityWest 1&2, LP	Delaware
Eola Capital Investors LLC	Delaware	Parkway Tower Place 200, LLC	Delaware	PKY International Plaza I, LLC	Delaware	PKY-2101 CityWest 3&4 GP, LLC	Delaware
Eola Capital LLC	Florida	PKY 222 S. Mill, LLC	Delaware	PKY International Plaza II, LLC	Delaware	PKY-2101 CityWest 3&4, LP	Delaware
Eola Capital NC LLC	North Carolina	PKY 3060 Peachtree Sub, LLC	Delaware	PKY International Plaza III, LLC	Delaware	PKY-Austin Portfolio Holdings, LLC	Delaware
Eola Office Partners LLC	Florida	PKY 3060 Peachtree, LLC	Delaware	PKY International Plaza V Land, LLC	Delaware	PKY-CityWest Land GP, LLC	Delaware
Eola TRS LLC	Delaware	PKY 3200 SW Freeway, LLC	Delaware	PKY International Plaza VI Land, LLC	Delaware	PKY-CityWest Land, LP	Delaware
FDG Deerwood North, LLC	Delaware	PKY 40867 Lake Forest LLC	Delaware	PKY Lincoln Place Holdings, LLC	Delaware	PKY-Land Investment Company, LLC	Delaware
FDG Deerwood South, LLC	Delaware	PKY Austin Partner, LLC	Delaware	PKY Lincoln Place, LLC	Delaware	PKY-One Congress Plaza Mezzanine, LLC	Delaware
JWS Tampa Sub, LLC	Delaware	PKY Austin, LLC	Delaware	PKY Masters Bridgeco, LLC	Delaware	PKY-One Congress Plaza, LLC	Delaware
JWS Tampa, LLC	Delaware	PKY Brickell II, LLC	Delaware	PKY Masters GP, LLC	Delaware	PKY-Preferred Equity, LLC	Delaware
Offices at Two Liberty Place, L.P.	Delaware	PKY Carlton LLC	Delaware	PKY Masters Properties Group, L.P.	Maryland	PKY-San Felipe Plaza GP, LLC	Delaware
OOC Holdings GP LLC	Delaware	PKY Deerwood, LLC	Delaware	PKY Masters SPE Corp.	Pennsylvania	PKY-San Felipe Plaza, LP	Delaware
OOC Manager LLC	Delaware	PKY Finance AZ, LLC	Delaware	PKY Masters TRS Amenities, LLC	Delaware	PKY-San Jacinto Center Mezzanine, LLC	Delaware
OOC Owner LLC	Delaware	PKY Forum Note, LLC	Delaware	PKY Masters TRS Austin Amenities, LLC	Delaware	PKY-San Jacinto Center, LLC	Delaware
Orlando Centre Syndication Partners JV LP	Delaware	PKY Forum, LLC	Delaware	PKY Masters TRS Equity Holding, LLC	Delaware	PPOF II, LLC	Delaware
Parkway 214 N. Tryon, LLC	Delaware	PKY Fund II Buckhead, LLC	Delaware	PKY Masters TRS Services, LLC	Delaware	TPG/P&A 2101 Market, L.L.C.	Pennsylvania
Parkway 550 South Caldwell, LLC	Delaware	PKY Fund II Orlando I, LLC	Delaware	PKY OOC GP, LLC	Delaware	TPG/P&A 2101 Market, L.P.	Pennsylvania
Parkway One Capital City Plaza, LLC	Delaware	PKY Fund II Philadelphia GP, LLC	Delaware	PKY OOC I LP, LLC	Delaware	Tryon Place, LLC	Delaware
Parkway One Capital LLC	Delaware	PKY Fund II Philadelphia I, LP	Delaware	PKY OOC II LP, LLC	Delaware	Two Liberty Place, L.P.	Delaware
Parkway One Capital Manager, Inc.	Delaware	PKY Fund II Phoenix I, LLC	Delaware	PKY OOC LLC	Delaware
Parkway Orlando Manager, Inc.	Delaware	PKY Fund II Phoenix II, LLC	Delaware	PKY Peachtree TRS Equity Holdings, LLC	Delaware
Parkway Orlando, LLC	Delaware	PKY Fund II Phoenix III, LLC	Delaware	PKY South Tryon, LLC	Delaware
Parkway Properties General Partners, Inc.	Delaware	PKY Fund II Phoenix IV, LLC	Delaware	PKY SUSP, LLC	Delaware
Parkway Properties LP	Delaware	PKY Fund II Phoenix V, LLC	Delaware	PKY TBP, LLC	Delaware